Exhibit 99.1

Sun Healthcare Group, Inc. Announces

Anticipated Record and Distribution Dates

in Connection with its Restructuring Plan

Contact: Investor Inquiries (505) 468-2341

Media Inquiries (505) 468-4582

Irvine, Calif. (Oct. 26, 2010) - Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced details concerning the anticipated timing of Sun’s previously announced plan to restructure its business by separating its operating assets and its real estate assets into two separate publicly-traded companies. As previously described, the separation of Sun’s operating assets will occur by means of a spin-off transaction pursuant to which Sun will distribute to its stockholders on a pro rata basis (the “Distribution”) all of the outstanding shares of common stock of its wholly-owned subsidiary, SHG Services, Inc. (“New Sun”). Following the Distribution, Sun will merge with and into its wholly-owned subsidiary, Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”). Immediately following completion of both transactions, New Sun will be renamed Sun Healthcare Group, Inc. and will own all of Sun’s operating subsidiaries, while Sabra, through its subsidiaries, will own substantially all of Sun’s currently owned real property assets.

Sun expects to make the Distribution on Nov. 15, 2010 to its stockholders of record at the close of business on Nov. 5, 2010. At the same time as it makes the Distribution, Sun also intends to make a cash distribution to the same stockholders of record. The amount of the cash distribution is currently expected to equal approximately $0.17 per share (for an aggregate cash distribution to Sun’s stockholders of approximately $13 million), although the actual amount of the cash distribution will not be determined until the time the Distribution is declared by Sun’s board of directors. The merger of Sun with and into Sabra (the “REIT Conversion Merger”) is expected to be completed on Nov. 15, 2010, following the Distribution.

The actual record and distribution dates for the Distribution and cash distribution, and the actual amount of the cash distribution, are subject to approval and declaration by Sun’s board of directors, which is currently expected to occur on Nov. 4, 2010, subject to the satisfaction of certain conditions, including approval of the Distribution and REIT Conversion Merger by Sun’s stockholders at a special meeting of stockholders to be held on Nov. 4, 2010.

Commenting on the restructuring plan, Richard K. Matros, Sun’s chairman and chief executive officer, remarked, “The management teams of both Sabra and New Sun look forward to the completion of the transactions and the opportunity to enhance stockholder value through the growth of both companies.”

In connection with the Distribution, each Sun stockholder will receive one share of New Sun common stock for every three shares of Sun common stock held at the close of business on the record date for the Distribution. In addition, in connection with the REIT Conversion Merger, each Sun stockholder will receive one share of Sabra common stock in exchange for every three shares of Sun common stock held at the effective time of the REIT Conversion Merger. Sun stockholders will receive cash in lieu of any fractional shares of New Sun common stock and Sabra common stock to which such stockholders would otherwise have been entitled.

Shares of Sun common stock will continue to trade “regular way” on the NASDAQ Global Select Market under the symbol “SUNH” through the distribution date for the Distribution. Any holders of Sun common stock who sell their Sun shares regular way on or before the distribution date will also be selling their right to receive shares of New Sun common stock in connection with the Distribution and the additional cash distribution. Holders of Sun common stock also will not be entitled to receive shares of Sabra common stock in connection with the REIT Conversion Merger if they do not own Sun common stock at the effective time of the merger. Shares of Sun common stock will cease trading on the NASDAQ Global Select Market at the close of business on the date of the Distribution and REIT Conversion Merger. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Sun common stock prior to this time.

New Sun common stock is expected to begin trading on a “when-issued” basis on the NASDAQ Global Select Market under the symbol “SUNHV” beginning on Nov. 8, 2010, the first business day after the record date for the Distribution. When-issued trading of New Sun common stock is expected to end and “regular-way” trading under the symbol “SUNHD” is expected to begin on Nov. 16, 2010, the first business day after the distribution date for the Distribution. Trading of New Sun common stock under the symbol “SUNHD” is expected to continue for approximately 20 trading days following the date of the Distribution. After this time, New Sun common stock will trade on the NASDAQ Global Select Market under the symbol “SUNH.”

Sabra common stock also is expected to begin trading on a “when-issued” basis on the NASDAQ Global Select Market under the symbol “SBRAV” beginning on Nov. 8, 2010. When-issued trading of Sabra common stock is expected to end and “regular-way” trading under the symbol “SBRA” is expected to begin on Nov. 16, 2010, the first business day after the REIT Conversion Merger.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc.’s (NASDAQ GS: SUNH) subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Sun’s core business is providing, through its subsidiaries, inpatient services, primarily through 166 skilled nursing centers, 16 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers. On a consolidated basis, Sun has annual revenues of $1.9 billion and approximately 30,000 employees in 46 states. At Oct. 1, 2010, SunBridge centers had 23,189 licensed beds located in 25 states, of which 22,407 were available for occupancy. Sun also provides rehabilitation therapy services to affiliated and non-affiliated centers through its SunDance subsidiary, medical staffing services through its CareerStaff Unlimited subsidiary and hospice services through its SolAmor subsidiary.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” “may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Sun with the Securities and Exchange Commission (“SEC”) and include Sun’s ability to complete the Distribution and REIT Conversion Merger on terms and conditions satisfactory to Sun or at all, as well as other risks and uncertainties, including those detailed from time to time in Sun’s SEC Commission filings. More information on factors that could affect the business and financial results are included in Sun’s public filings made with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Sun’s control. Investors are cautioned that any forward-looking statements made by Sun are not guarantees of future performance. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information

In connection with the transactions described in this release, SHG Services, Inc. has filed with the SEC a Registration Statement on Form S-1 and Sabra Health Care REIT, Inc. has filed with the SEC a Registration Statement on Form S-4, each containing an identical prospectus and proxy statement for the special meeting. The definitive proxy statement/prospectus was mailed to Sun stockholders on Oct. 4, 2010. Before making any voting or investment decision, Sun stockholders and investors are urged to read the proxy statement/prospectus and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transactions. Stockholders will be able to obtain these documents free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109. Investors and stockholders may also obtain a copy of these documents by requesting them in writing from Sun’s proxy solicitation agent, Innisfree M&A, at 501 Madison Avenue, New York, NY 10022, or by telephone at (212) 750-5833.

Sun and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the transactions described in this release. Information about the directors and executive officers of Sun and their ownership of shares of Sun common stock are set forth in the definitive proxy statement/prospectus for the special meeting.